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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 24, 2004


                         CONSUMERS FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


    Pennsylvania                        0-2616                   23-1666392
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(State or Other Jurisdiction    (Commission file Number)       (IRS Employer
  of Incorporation)                                          Identification No.)



       132 Spruce Street, Cedarhurst, NY                 11516
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    (Address of Principal Executive Offices)          (Zip Code)




        Registrant's telephone number, including area code (516) 792-0900


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Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


(a)(1) As of May 21, 2003, the Board of Directors of Consumers Financial Corporation (the "Registrant") dismissed Marcum & Kliegman LLP as the principal independent accountants for the Registrant. [The decision to terminate the services of Marcum & Kliegman LLP was approved by the Audit Committee of the Registrant.]The Board terminated the services of Marcum & Kliegman LLP as a result of a fee dispute with the accountants.

       The report of Marcum & Kliegman LLP on the financial statements for the past fiscal year contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, scope or accounting principles. In addition, during Registrant's two most recent fiscal years and through May 21, 2004, there were no disagreements with Marcum & Kliegman LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures; which disagreements, if not resolved to the satisfaction of Marcum & Kliegman LLP would have caused that firm to make reference in connection with its reports to the subject matter of the agreements or a reportable event. Although the financial statements audited by Marcum & Kliegman LLP for the year ended December 31, 2003 contained an explanatory paragraph pertaining to the Company's ability to continue as a going concern, such financial statements did not contain any adjustment that might result from the uncertainty stated therein.

(a)(3) The Registrant has provided Marcum & Kliegman LLP with a copy of this disclosure and has requested that Marcum & Kliegman LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements.


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Item 7. Financial Statements and Exhibits.

(a) Financial Statements. N/A

(b) Exhibits. N/A




                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                     CONSUMERS FINANCIAL CORPORATION

Dated: May 27, 2004                   By: /s/ Donald J. Hommel
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                                         Donald J. Hommel
                                         President, Chief Executive Officer and
                                         Chief Financial Officer